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                                                                      EXHIBIT 11

                                  GenCorp Inc.
                    Computation of Earnings Per Common Share

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                                                           Unaudited                    Unaudited
                                                      Three Months Ended             Six Months Ended
                                                    ----------------------       -----------------------
                                                     May 31,       May 31,        May 31,       May 31,
                                                      1997          1996           1997           1996
                                                     ------         ------         ------         ------

EARNINGS (Dollars in Millions)

Net Income for Primary Earnings
   Per Share                                         $84.1          $14.1          $95.2           $2.4

Tax Affected Interest Expense
   Applicable to 8% Convertible
   Subordinated Debentures                             1.4            1.4            2.8            2.8
                                                    ------         ------         ------         ------

Net Income for Fully Diluted Earnings
   Per Share                                         $85.5          $15.5          $98.0           $5.2
                                                    ======         ======         ======         ======


SHARES (In Thousands)

Weighted Average Number of Common
   Shares Outstanding for Primary
   Earnings Per Share (See Note B)                  34,293         33,632         34,235         33,592

Additional Shares Issuable Under Stock
   Options for Fully Diluted Earnings Per
   Share                                               156            201            165            236

Assuming Conversion of 8% Convertible
   Subordinated Debentures                           7,158          7,158          7,158          7,158
                                                    ------         ------         ------         ------

Weighted Average Number of Common
   Shares Outstanding for Fully Diluted
   Earnings Per Share                               41,607         40,991         41,558         40,986
                                                    ======         ======         ======         ======


EARNINGS PER SHARE


Primary:                                             $2.45           $.42          $2.78           $.07
                                                    ======         ======         ======         ======

Fully Diluted:                                       $2.06           $.38          $2.36           $.07
                                                    ======         ======         ======         ======
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